EXHIBIT 5

VEDDER PRICE                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                        222 NORTH LASALLE STREET
                                        CHICAGO, ILLINOIS  60601-1003
                                        312-609-7500
                                        FACSIMILE: 312-609-5005

                                        A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                        KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN
                                        CHICAGO AND NEW YORK CITY

                                                                 August 13, 2001

Schawk, Inc.
1695 River Road
Des Plaines, Illinois 60018

Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Schawk, Inc., a Delaware corporation (the "Company"), relating to the registration of 2,002,250 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Schawk, Inc. 2001 Equity Option Plan, effective as of May 16, 2001 (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

     It is our opinion that such shares of Common Stock, when issued and paid for in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in connection with said Registration Statement.

                                           Very truly yours,

                                           /s/ VEDDER PRICE, KAUFMAN & KAMMHOLZ